RAIT Financial Trust Announces Third Quarter 2009 Financial Results

PHILADELPHIA, PA — November 4, 2009 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the third quarter ended September 30, 2009.

Summary

•	Net loss allocable to common shares of $24.7 million, or $0.38 total loss per share - diluted for the three months ended September 30, 2009 and $456.8 million, or $7.03 total loss per share — diluted for the nine months ended September 30, 2009

•	Estimated REIT taxable income, a non-GAAP financial measure of $44.8 million, or $0.69 per share — diluted for the three months ended September 30, 2009 and estimated REIT taxable loss of $26.2 million, or $0.40 per share — diluted for the nine months ended September 30, 2009

•	Debt to equity ratio improved to 3.3 times at September 30, 2009 as compared to 5.4 times at December 31, 2008

- -	Launched fixed income securities and commercial real estate advisory businesses Book value was $8.57 per common share at September 30, 2009

Third Quarter 2009 Results

RAIT reported net loss allocable to common shares for the three-month period ended September 30, 2009 of $24.7 million, or $0.38 total loss per share — diluted based on 65.0 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended September 30, 2008 of $181.8 million, or total loss per share – diluted of $2.82 based on 64.5 million weighted-average shares outstanding – diluted. RAIT reported net loss allocable to common shares for the nine-month period ended September 30, 2009 of $456.8 million, or $7.03 total loss per share — diluted based on 65.0 million weighted-average shares outstanding – diluted, as compared to net income allocable to common shares for the nine-month period ended September 30, 2008 of $62.6 million, or $1.00 total earnings per share - diluted based on 62.9 million weighted-average shares outstanding – diluted.

RAIT’s net losses for the three-month and nine-month periods ended September 30, 2009 were primarily caused by the following:

Gains (losses) on sales of assets. During the nine-month period ended September 30, 2009, we sold all of our equity and a portion of our non-investment grade notes in the Taberna III, Taberna IV, Taberna VI and Taberna VII securitizations to a non-affiliated party and all of our interests in our six residential mortgage securitizations. Upon completion of these sales, we deconsolidated these securitizations and removed the associated assets and liabilities from our consolidated balance sheet. The deconsolidation of the Taberna securitizations on June 25, 2009 resulted in a loss of $313.8 million and the deconsolidation of the residential mortgage securitizations on July 16, 2009 resulted in a loss of $61.8 million.

Provision for losses. The provision for losses recorded during the three-month and nine-month periods ended September 30, 2009 was $18.5 million and $204.1 million, respectively, and resulted from increased delinquencies in our residential mortgage loans and additional non-performing loans in our commercial real estate portfolios.

Asset impairments. We recorded asset impairments of $46.0 million during the nine-month period ended September 30, 2009. These asset impairments were comprised of investments in securities, primarily our equity investments in our Taberna Europe I and Taberna Europe II securitizations, whose market values were reduced due to credit conditions or because of increased delinquencies of the underlying collateral. No asset impairment expense was recorded during the three-month period ended September 30, 2009.

Balance Sheet

The balance sheet at September 30, 2009 reflected substantial changes from our balance sheet at December 31, 2008 due to the sales of our interests in the Taberna securitizations and residential mortgage securitizations described above.  Assets of $4.5 billion and liabilities of $4.0 billion were removed from our balance sheet as a result of the deconsolidation of these securitizations due to these sales, representing a reduction of 54.9% of our assets and 57.4% of our liabilities since December 31, 2008.  Our shareholders’ equity was reduced $351.2 million or 32.5% from December 31, 2008 to September 30, 2009 in connection with these transactions.

Assets Under Management and Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income, net rental income and asset management fees we received from $10.4 billion of assets under management as of September 30, 2009. Our net investment income represents the positive difference between the income we earn on our investment portfolio and the cost of financing our investment portfolio.

The following chart summarizes RAIT’s total assets under management at September 30, 2009 and September 30, 2008 and the gross cash flows generated by our investment portfolios for the three-month and nine-month periods ended September 30, 2009 and 2008 (dollars in thousands):

		Gross Cash	Gross Cash
		Flow for the	Flow for the
	Assets Under	Three-Month	Nine-Month
	Management	Period Ended	Period Ended
	As of September 30,	September 30,	September 30,
Investment Portfolio Description	2009	2009 (1)	2009 (1)

Commercial real estate portfolio (2)	$2,103,792	$16,322	$55,778
Residential mortgage portfolio (3)	—	1,433	10,406
European portfolio	1,862,785	876	3,472
U.S. TruPS portfolio (4)	6,407,137	2,699	9,250
Other investments	777	144	479

Total	$10,374,491	$21,474	$79,385

		Gross Cash
		Flow for the	Gross Cash
	Assets Under	Three-Month	Flow for the
	Management	Period Ended	Nine-Month
	As of September 30,	September 30,	Period Ended
Investment Portfolio Description	2008	2008 (1)	September 30, 2008 (1)

Commercial real estate portfolio (2)	$2,104,833	$23,137	$76,034
Residential mortgage portfolio (3)	3,694,875	4,778	14,840
European portfolio	1,945,487	4,264	11,331
U.S. TruPS portfolio (4)	6,512,275	11,952	32,975
Other investments	720	210	811

Total	$14,258,190	$44,341	$135,991

(1)	Gross cash flows for the three-month and nine-month periods ended September 30, 2009 and 2008 may not be indicative of cash flows for subsequent periods. See “Forward-looking Statements” and “Risk Factors” sections included in our Annual Report on Form 10-K for the year ended December 31, 2008 for the risks and uncertainties that could cause our gross cash flow for subsequent annual periods to differ materially from these amounts.

(2)	As of September 30, 2009 and 2008, our commercial real estate portfolio was comprised of $1.3 billion and $1.6 billion, respectively, of assets collateralizing RAIT CRE CDO I and RAIT Preferred Funding II securitizations, $645.5 million and $270.6 million, respectively, of investments in real estate interests and $118.8 million and $248.8 million, respectively, of commercial mortgages, mezzanine loans and preferred equity interests that were not securitized.

(3)	On July 16, 2009, we sold our retained interests in the securitizations collateralized by our residential mortgage portfolio and these assets are not included in our assets under management after that date.

(4)	Our U.S. TruPS portfolio is comprised of assets collateralizing Taberna I through Taberna IX securitizations and includes TruPS and subordinated debentures, unsecured REIT note receivables, CMBS receivables, other securities, commercial mortgages and mezzanine loans. We continue to serve as the collateral manager for these securitizations and so continue to include these assets in our assets under management regardless of whether we consolidate these securitizations.

Liquidity

As of September 30, 2009, RAIT had $39.9 million of cash and cash equivalents and $36.6 million of unused capacity in our two CRE securitizations to invest in commercial real estate assets. At September 30, 2009 RAIT had carrying amounts of $416.2 million of recourse indebtedness and $1.7 billion of non-recourse indebtedness as compared to $494.9 million and $5.6 billion at December 31, 2008.

We maintain various forms of short-term and long-term financing arrangements. Generally, these financing agreements are collateralized by assets within CDOs or mortgage securitizations. The following table summarizes our total recourse and non-recourse indebtedness as of September 30, 2009 (dollars in thousands):

		Unpaid				Weighted-
		Principal		Carrying		Average		Contractual
Description		Balance		Amount		Interest Rate		Maturity

Recourse indebtedness:
Convertible senior notes (1)..................................................		$280,363	$279,638				6.9%	2027
Secured credit facilities.....................................................		51,494	51,494				3.9%	Dec. 2009 to Feb. 2011
Senior secured notes..........................................................		43,000	43,000				12.5%	Apr. 2014
Junior subordinated notes, at fair value (2)..................................		38,052	17,004				8.7%	Mar. 2015 to Mar. 2035
Junior subordinated notes, at amortized cost...	25,100			25,100		7.7%	Apr. 2037

Total recourse indebtedness...................................................		438,009		416,236			7.3%
Non-recourse indebtedness:
CDO notes payable—amortized cost (3)(4).......................................		1,399,250		1,399,250			0.7%	2036 to 2045
CDO notes payable—fair value (2)(3)(5)........................................		1,186,887		143,054			1.1%	2035 to 2038
Loans payable on real estate interests........................................		84,446		84,446			5.4%	Aug. 2010 to Aug. 2016
Trust preferred obligations, at fair value (2)...................... 70,621			70,621				1.9%	2036
Other indebtedness.................. 55			55			5.4%	Nov. 2009

Total non-recourse indebtedness...............................................		2,741,259	1,697,426		1.0%

Total indebtedness...............................................................		$3,179,268	$ 2,113,662		1.9%

(1)	Our convertible senior notes are redeemable, at the option of the holder, in April 2012.

(2)	Relates to liabilities which we elected to record at fair value under FASB ASC Topic 825, “Financial Instruments” (formerly referenced as SFAS No. 159).

(3)	Excludes CDO notes payable purchased by us which are eliminated in consolidation.

(4)	Collateralized by $1,775,929 principal amount of commercial mortgages, mezzanine loans, other loans and preferred equity interests. These obligations were issued by separate legal entities and consequently the assets of the special purpose entities that collateralize these obligations are not available to our creditors.

(5)	Collateralized by $1,443,661 principal amount of investments in securities and security-related receivables and loans, before fair value adjustments. The fair value of these investments as of September 30, 2009 was $821,791. These obligations were issued by separate legal entities and consequently the assets of the special purpose entities that collateralize these obligations are not available to our creditors.

Investment Portfolio Summary

The following table summarizes RAIT’s consolidated investment portfolio at September 30, 2009 (dollars in thousands):

		Percentage	Weighted-
		of Total	Average
	Carrying Amount(1)	Portfolio	Coupon(2)
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,577,371	54.2%	8.0%
Investments in real estate interests	645,484	22.2%	N/A
Investments in securities
TruPS and subordinated debentures	541,701	18.7%	4.7%
Unsecured REIT note receivables	82,311	2.8%	6.9%
CMBS receivables	59,034	2.0%	2.3%
Other securities	1,790	0.1%	3.0%

Total investments in securities	684,836	23.6%	4.7%

Total	$2,907,691	100.0%	7.0%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of September 30, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

Credit Summary

The following table summarizes RAIT’s carrying value of investments, non-accrual status investments and allowance for losses at September 30, 2009 (dollars in thousands):

			Carrying Amount of
	Carrying Amount	Number of Non-	Non-Accrual	Percentage of Asset
	(1)	Accrual Investments	Investments	Class(es)	Allowance for Losses
Commercial mortgages,
mezzanine loans, other
loans and preferred
equity interests	$1,577,371	35	$246,029	15.6%	$85,620
Investments in
securities and
security-related
receivables (2)	684,836	15	17,691	2.6%	N/A(3)

Total	$2,262,207	50	$263,720	11.7%	$85,620

	(1) Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements
	as of September 30, 2009.
	(2) Investments in securities and security-related receivables are recorded at fair value in our consolidated balance sheet
	in accordance with GAAP. The unpaid principal value of these investments as of September 30, 2009 is $1.4 billion. The
	unpaid principal balance of the non-accrual investments in this category is $117.6 million, or 8.5% of the total unpaid
	principal balance.
	(3) An allowance for losses is not applicable for investments in securities and security-related receivables, including our
	investments in U.S. TruPS and other securities, as these items are carried at fair value in our consolidated financial
	statements. The estimated fair value adjustment for our U.S. TruPS portfolio is recorded as a component of GAAP net income.
	While we believe the estimated fair values of these asset classes are affected by any related credit quality issues, under
	GAAP, no separate allowance for losses is established.

Portfolio Statistics

Commercial Mortgages, Mezzanine Loans, Other Loans and Preferred Equity Interests

The following table summarizes RAIT’s commercial mortgages, mezzanine loans, other loans and preferred equity interests at September 30, 2009 (dollars in thousands):

	Carrying Amount	Weighted-Average		% of Total Loan
	(1)	Coupon (2)	Number of Loans	Portfolio
Commercial mortgages	$926,722	7.2%	61	58.8%
Mezzanine loans	425,086	9.9%	130	26.9%
Other loans	125,116	5.2%	9	7.9%
Preferred equity interests	100,447	11.0%	26	6.4%

Total	$1,577,371	8.0%	226	100.0%

(1)	Reflects the carrying amount of the respective assets classes, as they appear in our consolidated financial statements as of September 30, 2009.

(2)	Weighted-average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to the carrying amount.

Investments in Real Estate Interests

The following table summarizes RAIT’s investments in real estate interests at September 30, 2009 and December 31, 2008 (dollars in thousands):

	As of	As of
	September 30,	December 31,
	2009	2008

		(As revised)
Multi-family real estate properties	$467,612	$225,054
Office real estate properties	139,345	131,285
Retail real estate property	36,402	—
Parcels of land	22,208	614

Subtotal	665,567	356,953
Plus: Escrows and reserves	535	4,091
Less: Accumulated depreciation and amortization	(20,618)	(10,557)

Investments in real estate interests	$645,484	$350,487

As of September 30, 2009, RAIT had investments in real estate interests of $645.5 million. During the third quarter of 2009, RAIT took title to 4 properties that served as collateral on its loans, resulting in $5.3 million of charge-offs against RAIT’s allowance for losses. Our allowance for losses decreased to $85.6 million as of September 30, 2009 from $172.0 million as of December 31, 2008 primarily as a result of our taking ownership of properties underlying loans in restructuring transactions which required us to apply any allowance for losses relating to those loans.

The following table summarizes the property types and geographic breakdown for commercial mortgages, mezzanine loans, other loans and preferred equity interests at September 30, 2009 (based on amortized cost):

Property Type	Percent		Percent
		U.S. Geographic Region
Multi-family.	49.1%	Central...............	34.1%
Office.	29.7%	West..................	25.7%
Retail.	16.0%	Southeast.............	17.9%
Other.	5.2%	Mid-Atlantic..........	14.1%
		Northeast.	8.2%

Total.	100.0%	Total.................	100.0%

TruPS and Subordinated Debentures

As of September 30, 2009, through its investments in Taberna VIII and Taberna IX securitizations, RAIT maintained investments of $541.7 million (at estimated fair value) in TruPS and subordinated debentures. RAIT’s portfolio had a weighted-average coupon of 4.7% The issuers of these investments had a weighted-average debt to total capitalization ratio of 76.7% and a weighted-average interest coverage ratio of 1.3 times based on the most recent information available to management as provided by our TruPS issuers or through public filings.

The following table summarizes our investments by industry sector in TruPS and subordinated debentures as of September 30, 2009 (dollars in thousands):

TruPS and Subordinated Debt Industry Sector	Estimated Fair Value (1)	Percent
Commercial Mortgage	$158,277	29.2%
Office	131,435	24.3%
Residential Mortgage	72,351	13.4%
Specialty Finance	53,758	9.9%
Homebuilders	44,039	8.1%
Retail	37,149	6.8%
Hospitality	24,888	4.6%
Storage	19,804	3.7%
Total	$541,701	100.0%

(1)	Reflects the estimated fair value of the respective assets classes, as they appear in our consolidated financial statements as of September 30, 2009.

Dividends

On May 5, 2009, RAIT’s Board of Trustees (the “Board”) decided that its review and determination of dividends on RAIT’s common shares for 2009 will be made when a full year of REIT taxable income is available.  The Board will continue to monitor RAIT’s estimated REIT taxable income during 2009 and intends to declare a dividend, if any, in at least the amount necessary to meet REIT distribution requirements.   In making this decision, the Board considered the difficulty in predicting annual results on a quarterly basis in an uncertain market with unprecedented macro-economic trends and conditions, and the Board’s desire to provide management with flexibility to navigate through these market conditions. The Board’s review will include analyzing whether RAIT should use IRS Revenue Procedure 2009-15 which permits publicly-traded REITs to distribute stock to satisfy their REIT distribution requirements if stated conditions are met, including that at least 10% of the aggregate declared distribution be paid in cash and that shareholders be permitted to elect whether to receive cash or stock subject to the limit set by the REIT on the cash to be distributed in the aggregate to all shareholders. The Board expects to continue to review and determine the dividends on RAIT’s preferred shares on a quarterly basis.

To qualify as a REIT, RAIT is required to make distributions to shareholders, first to preferred shareholders and then to common shareholders, in an amount at least equal to 90% of RAIT’s annual REIT taxable income.  RAIT’s REIT taxable income for any period may vary materially from RAIT’s reported GAAP earnings for that period.

On October 27, 2009, the Board declared a fourth quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to be paid on December 31, 2009 to holders of record on December 1, 2009.

On September 30, 2009, RAIT paid a third quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on September 1, 2009 totaling $3.4 million.

On June 30, 2009, RAIT paid a second quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on June 1, 2009 totaling $3.4 million.

On March 31, 2009, RAIT paid a first quarter cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on March 2, 2009 totaling $3.4 million.

A reconciliation of RAIT’s reported net income (loss) available to common shares and earnings per share to estimated REIT taxable income and estimated REIT taxable income per share, including management’s rationale for the usefulness of these non-GAAP financial measures, is included as Schedule I to this release.

Recent Accounting Pronouncements

On January 1, 2009, RAIT adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51”, FASB Staff Position, or FSP, Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities”. The adoption of these standards required the retrospective application of the requirements to all prior periods presented. As a result, these columns are now labeled “as revised”. Further information and disclosures will be presented in RAIT’s Form 10-Q for the quarterly period ended September 30, 2009.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 10:00 AM EST on Wednesday, November 4, 2009 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 866.783.2144 Domestic or 857.350.1603 International, using passcode 88554240. For those who are unable to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Wednesday, November 11, 2009 by dialing 888.286.8010, access code 52282533.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate related assets. RAIT’s management uses their experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. Our objective is to provide our shareholders with total returns over time while managing the risks associated with our investment strategy. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

References to “RAIT”, “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries, unless the context otherwise requires.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and we expect will continue to have, an adverse effect on our investments and our operating results, including causing significant reduction in the availability of financing to us and for refinancing to our borrowers, increases in payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments ; adverse governmental or regulatory policies may be enacted; our current liquidity and our access to additional liquidity have been, and may continue to be, reduced by the reduced availability of short-term and long-term financing, including a significant curtailment in the market for securities issued in securitizations and in the market for our securities and a significant reduction of the availability of repurchase agreements, warehouse facilities and bank financing; payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations which reduces our liquidity; our ability to originate and finance investments has been, and may continue to be, decreased by our reduced access to liquidity; the fair value of our assets that we record at their fair value on our financial statements has declined, and may continue to decline, substantially, which has had a material adverse effect on our financial performance, and the fair value of our liabilities that we record at their fair value on our financial statements may increase, which may have a material adverse effect on our financial performance; payment defaults and other credit risks in our investment portfolio have substantially increased, and may continue to increase, in all categories of our investment portfolio, which has reduced, and may continue to reduce, our cash flow, net income and ability to make distributions: our investment portfolio may have material geographic, sector, property-type and sponsor concentrations which could be adversely affected by economic factors unique to such concentrations; our borrowing costs may increase relative to the interest received on our investments, thereby reducing our net investment income; our increased use of different methods of financing our investments from our historical methods may reduce our rate of return on our investments from historical levels; our financing arrangements contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our business, increase revenue and pay distributions to our shareholders; we and our subsidiary, Taberna Realty Finance Trust, or Taberna, may fail to maintain qualification as real estate investment trusts, or REITs; we and Taberna may fail to maintain exemptions under the Investment Company Act of 1940; management and other key personnel may be lost; our hedging transactions may not completely insulate us from interest rate risk, which could cause volatility in our earnings; and competition from other REITs and other specialty finance companies may increase.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Periods Ended		Periods Ended
	September 30		September 30
	2009	2008	2009	2008
Revenue:		(As revised)		(As revised)
Investment interest income	$56,370	$168,387	$337,851	$530,995
Investment interest expense	(35,326)	(116,096)	(230,206)	(369,123)
Net interest margin	21,044	52,291	107,645	161,872
Rental income	13,780	4,139	37,664	10,745
Fee and other income	8,741	5,128	20,240	17,131

Total revenue	43,565	61,558	165,549	189,748
Expenses:
Compensation expense	7,809	7,085	19,469	23,690
Real estate operating expense	11,685	3,166	32,558	8,769
General and administrative expense	5,365	4,733	14,894	16,456
Provision for losses	18,467	14,992	204,067	50,575
Depreciation expense	5,899	1,449	15,538	3,799
Amortization of intangible assets	371	2,883	1,038	16,048

Total expenses	49,596	34,308	287,564	119,337
Income (loss) before other income (expense), taxes and discontinued operations	(6,031)	27,250	(122,015)	70,411
Interest and other income	1,316	(87)	3,603	1,085
Gains (losses) on sale of assets	(61,846)	912	(375,604)	770
Gains on extinguishment of debt	47,858	—	95,414	8,662
Change in fair value of free-standing derivatives	—	—	—	(37,203)
Change in fair value of financial instruments	(3,808)	(302,245)	(12,256)	50,661
Unrealized gains (losses) on interest rate hedges	15	(290)	(471)	(275)
Equity in income (loss) of equity method investments	(3)	(9)	(11)	935
Asset impairments	—	(18,038)	(46,015)	(38,361)
Income (loss) before taxes and discontinued operations	(22,499)	(292,507)	(457,355)	56,685
Income tax benefit (provision)	216	(173)	(441)	2,261

Income (loss) from continuing operations	(22,283)	(292,680)	(457,796)	58,946
Income (loss) from discontinued operations	494	(532)	(1,668)	(1,603)

Net income (loss)	(21,789)	(293,212)	(459,464)	57,343
(Income) loss allocated to preferred shares	(3,406)	(3,406)	(10,227)	(10,227)
(Income) loss allocated to noncontrolling interests	503	114,837	12,900	15,490

Net income (loss) allocable to common shares	$(24,692)	$(181,781)	$(456,791)	$62,606

Earnings (loss) per share—Basic:
Continuing operations	$(0.39)	$(2.81)	$(7.00)	$1.03
Discontinued operations	0.01	(0.01)	(0.03)	(0.03)

Total earnings (loss) per share—Basic	$(0.38)	$(2.82)	$(7.03)	$1.00

Weighted-average shares outstanding—Basic	65,025,946	64,523,681	64,990,708	62,845,850
Earnings (loss) per share—Diluted:
Continuing operations	$(0.39)	$(2.81)	$(7.00)	$1.03
Discontinued operations	0.01	(0.01)	(0.03)	(0.03)

Total earnings (loss) per share—Diluted	$(0.38)	$(2.82)	$(7.03)	$1.00

Weighted-average shares outstanding—Diluted	65,025,946	64,523,681	64,990,708	62,878,007
Distributions declared per common share	$—	$—	$—	$0.92

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	September 30,	As of
	2009	December 31, 2008
Assets		(As revised)
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,574,631	$2,041,112
Residential mortgages and mortgage-related receivables	—	3,598,925
Allowance for losses	(85,620)	(171,973)

Total investments in mortgages and loans	1,489,011	5,468,064
Investments in securities and security-related receivables, at fair value	684,836	1,920,883
Investments in real estate interests	645,484	350,487
Cash and cash equivalents	39,906	27,463
Restricted cash	163,250	197,366
Accrued interest receivable	38,853	99,609
Other assets	32,579	46,716
Deferred financing costs, net of accumulated amortization of $6,603 and $5,781, respectively	25,181	30,875
Intangible assets, net of accumulated amortization of $82,560 and $81,522, respectively	10,547	9,987
Total assets	$3,129,647	$8,151,450

Liabilities and Equity
Indebtedness ($230,679 and $755,021 at fair value, respectively)	$2,113,662	$6,102,890
Accrued interest payable	22,010	80,035
Accounts payable and accrued expenses	22,656	19,446
Derivative liabilities	223,140	613,852
Deferred taxes, borrowers’ escrows and other liabilities	22,638	65,886
Total liabilities	2,404,106	6,882,109
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 64,963,850 and 64,842,571 issued and outstanding, including 27,731 and 76,690 unvested restricted share awards, respectively	650	648
Additional paid in capital	1,616,757	1,613,853
Accumulated other comprehensive income (loss)	(134,521)	(231,425)
Retained earnings (deficit)	(760,850)	(304,059)

Total shareholders’ equity	722,103	1,079,084
Noncontrolling interests	3,438	190,257
Total equity	725,541	1,269,341
Total liabilities and equity	$3,129,647	$8,151,450

RAIT Financial Trust
Reconciliation of Net Income (Loss) Allocable to Common Shares and Total Taxable Income (Loss) and
Estimated REIT Taxable Income (Loss) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month			For the Nine-Month
	Periods Ended September 30			Periods Ended September 30

	2009		2008	2009	2008

Net income (loss) allocable to common shares, as reported	$(24,692)		$(181,781)	$(456,791)	$62,606
Add (deduct):
Provision for losses		18,467	14,992	204,067	50,575
Charge-offs on allowance for losses		(2,757)	(4,701)	(122,013)	(10,862)
Domestic TRS book-to-total taxable income differences:
Income tax (benefit) provision		(216)	173	441	(2,261)
Fees received and deferred in consolidation		—	—	—	307
Stock compensation and other temporary tax differences.		1,107	953	173	1,820
Capital losses not offsetting capital gains and other temporary tax differences		—	—	—	32,059
Asset impairments		—	18,038	46,015	38,361
Capital losses not offsetting capital gains		61,841	—	375,649	—
Change in fair value of financial instruments, net of allocation to noncontrolling interests (2)		3,808	183,942	(10,002)	(78,409)
Amortization of intangible assets		371	2,883	1,038	16,048
CDO investments aggregate book-to-taxable income differences (3)		(12,705)	(17,509)	(62,657)	(52,012)
Accretion of (premiums) discounts		—	972	(211)	3,243
Other book to tax differences		85	307	142	6

Total taxable income (loss)		45,309	18,269	(24,149)	61,481
Less: Taxable income attributable to domestic TRS entities		(473)	(3,143)	(7,114)	(907)
Plus: Dividends paid by domestic TRS entities		13	—	5,038	12,000

Estimated REIT taxable income (loss), prior to deduction for dividends paid		$44,849	$15,126	$(26,225)	$72,574

Estimated REIT taxable income (loss) per diluted share	$0.69		$0.23	$(0.40)	$1.15
Weighted-average shares outstanding—Diluted		65,025,946	64,523,681	64,990,708	62,878,007

(1)	Total taxable income (loss) and REIT taxable income (loss) are non-GAAP financial measurements, and do not purport to be an alternative to reported net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Our total taxable income (loss) represents the aggregate amount of taxable income (loss) generated by us and by our domestic and foreign TRSs. REIT taxable income (loss) is calculated under U.S. federal tax laws in a manner that, in certain respects, differs from the calculation of net income pursuant to GAAP. REIT taxable income (loss) excludes the undistributed taxable income of our domestic TRSs, which is not included in REIT taxable income (loss) until distributed to us. Subject to TRS value limitations, there is no requirement that our domestic TRSs distribute their earnings to us. REIT taxable income (loss), however, generally includes the taxable income of our foreign TRSs because we will generally be required to recognize and report our taxable income on a current basis. Since we are structured as a REIT and the Internal Revenue Code requires that we distribute substantially all of our net taxable income in the form of distributions to our shareholders, we believe that presenting the information management uses to calculate our REIT taxable income (loss) is useful to investors in understanding the amount of the minimum distributions that we must make to our shareholders so as to comply with the rules set forth in the Internal Revenue Code. Because not all companies use identical calculations, this presentation of total taxable income (loss) and REIT taxable income (loss) may not be comparable to other similarly titled measures as determined and reported by other companies.

(2)	Change in fair value of financial instruments is reported net of allocation to noncontrolling interests of $0 and $(118,303) for the three-month periods ended September 30, 2009 and 2008 and $(22,258) and $(27,748) for the nine-month periods ended September 30, 2009 and 2008, respectively.

(3)	Amounts reflect the aggregate book-to-taxable income differences and are primarily comprised of (a) unrealized gains on interest rate hedges within CDO entities that Taberna consolidated, (b) amortization of original issue discounts and debt issuance costs and (c) differences in tax year-ends between Taberna and its CDO investments.